EXHIBIT 16.1


Feldman Sherb & Co., P.C.
805 Third Avenue
New York, NY 10022

January 18, 2001

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Meridian USA Holdings, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for January 18, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/Feldman Sherb & Co., P.C.
Feldman Sherb & Co., P.C.

Cc:      Mr. Mark Streisfeld
         Meridian USA Holdings, Inc.